Exhibit 99.1
Constant Contact Announces Second Quarter 2010 Financial Results
Quarterly revenue increases 37 percent year-over-year
WALTHAM, MA — July 29, 2010 — Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, social media marketing, event marketing and online survey tools for small organizations, today announced its financial results for the second quarter ended June 30, 2010.
Constant Contact reported total revenue of $42.5 million for the quarter ended June 30, 2010, an increase of 37% compared to revenue of $31.0 million for the comparable period in 2009.
The company ended the second quarter of 2010 with approximately 392,000 email marketing customers, an increase of over 25% compared to the end of the second quarter of 2009. Average revenue per email marketing subscriber, or ARPU, was $37.01 during the second quarter of 2010, an increase from $36.64 during the first quarter of 2010 and $35.16 during the second quarter of 2009.
“Constant Contact’s second quarter financial results were highlighted by revenue and profitability above the company’s guidance. We are especially pleased with the company’s performance given the economic challenges facing the small business community persist. We believe Constant Contact remains well positioned to deliver greater than 30 percent growth for the full year 2010, evidenced by our increased revenue outlook,” said Gail Goodman, CEO of Constant Contact.
Goodman added, “Constant Contact made email marketing accessible to small businesses and we are leading the charge in helping small businesses understand and use social media marketing. Our recent acquisition of NutshellMail extends Constant Contact’s integrated email marketing and social media capabilities, significantly increases our ability to capitalize on our multi-billion dollar market opportunity and further differentiates the company from standalone email marketing vendors.”
Constant Contact reported adjusted EBITDA of $3.8 million in the second quarter of 2010, an increase of over 22% compared to adjusted EBITDA of $3.1 million in the comparable period in 2009. Adjusted EBITDA for the second quarter of 2010 included over $500,000 in operating expenses associated with the NutshellMail acquisition, including approximately $400,000 in acquisition-related costs.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Constant Contact reported an operating loss of $995,000 for the quarter ended June 30, 2010, compared to an operating loss of $121,000 for the comparable period in 2009. Constant Contact reported a GAAP net loss of $910,000 for the second quarter of 2010, compared to GAAP net income of $39,000 for the comparable period in 2009. Constant Contact reported a GAAP net loss per share of $0.03 for the second quarter of 2010, compared to breakeven for the same period in 2009.
Non-GAAP net income per share was $0.04 for the second quarter of 2010 and for the same period in 2009. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Harpreet Grewal, CFO of Constant Contact, said “Our growth continues to be driven by adoption of our expanding suite of solutions for small businesses, of which email marketing is just one piece. The combination of our ability to attract new customers and to deliver consistent increases in ARPU fuels our revenue growth. In addition, the efficiency of our business model and solid execution enabled the company to exceed the high-end of its profitability guidance while absorbing the costs associated with the NutshellMail acquisition.”
Other Second Quarter and Recent Highlights
•	Announced the appointment of Harpreet Grewal to the position of executive vice president, chief financial officer and treasurer. Mr. Grewal joined the Constant Contact management team on July 6th and brings over 20 years of executive and financial leadership to the company.

•	Announced the acquisition of privately held NutshellMail, which allows small organizations to monitor and engage with social networks right from their email inbox, the hub of their customer and member communications. NutshellMail collects and organizes the latest messages and activity from social networks — including TwitterTM, Facebook®, LinkedIn® and MySpace® — into an interactive email snapshot that is delivered directly to a user’s email box. Users can customize the content they want to track, add search terms and choose how frequently they want to receive email.

•	NutshellMail co-founders Mark Schmulen and David Lyman will lead Constant Contact’s new San Francisco area office, to be opened later this year, establishing a West Coast presence for the company. The company is looking for high-energy, talented engineers with social media experience and a passion for helping small businesses succeed to join the West Coast team. Job openings will be posted at constantcontact.com/jobs. NutshellMail is completely free of charge — please sign up: constantcontact.com/nutshellmail.

•	Added approximately 20,000 net new email marketing customers, bringing total email marketing customers to approximately 392,000.

•	Maintained consistency across key customer metrics. The monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%. The average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of email marketing customers in the $15 to $30 revenue bands was at 78.4%, as compared to the historical range of 80%, plus or minus one percent.

•	Announced the appointment of Sharon Rowlands to the Constant Contact Board of Directors. Ms. Rowlands is currently the chief executive officer and a director of Penton Media, Inc., a leading, independent, business-to-business media company. She was formerly the president and chief executive officer of Thomson Financial. Ms. Rowlands currently serves on the board of directors of Automatic Data Processing, Inc.

•	Added multiple new features to its Event Marketing tool. The new features include: ticketing, guest registration and social media functionality. Designed to address customer feedback, these new features provide usability improvements that make it easier than ever for small businesses and nonprofits to promote, manage, and communicate with event invitees and attendees in a professional and trackable manner. Since its release, there have been approximately 550,000 event registrations through Constant Contact Event Marketing.

•	Introduced the Constant Contact MarketPlace, the only free, online resource of its kind exclusively focused on small businesses and nonprofits looking for marketing tools and services. The Constant Contact MarketPlace offers members of the Constant Contact Partner Program a channel to promote their small business-focused applications and services. Developers, application partners and independent software vendors are also invited to use Constant Contact’s AppConnect® APIs to develop or integrate their applications with Constant Contact and to offer these solutions in the MarketPlace.
Business Outlook
Based on information available as of July 29, 2010, Constant Contact is issuing guidance for the third quarter and full year 2010 as follows:
Third Quarter 2010: The company expects third quarter revenue to be in the range of $44.4 million to $44.8 million, adjusted EBITDA to be in the range of $7.1 million to $7.6 million and non-GAAP net income per share of $0.14 to $0.15 based on diluted weighted average shares outstanding of 30.2 million shares.
GAAP net income is expected to be in the range of $1.5 million to $2.0 million and GAAP net income per share to be in the range of $0.05 to $0.06. GAAP net income per share includes an estimated stock-based compensation expense of $2.6 million.
Full Year 2010: The company is raising its full year revenue and adjusted EBITDA guidance. The company expects full year 2010 revenue to be in the range of $172 million to $174 million, adjusted EBITDA to be in the range of $22.0 million to $22.5 million and non-GAAP net income per share to be in the range of $0.35 to $0.36 based on diluted weighted average shares outstanding of 30.0 million shares.
The company expects full year GAAP net income to be in the range of $1.4 million to $1.9 million and GAAP net income per share to be in the range of $0.05 to $0.06. GAAP net income per share includes an estimated stock-based compensation expense of $9.0 million.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact second quarter 2010 financial results conference call
When:	Thursday, July 29, 2010
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(800) 642-1687, passcode 85708382, domestic
(706) 645-9291, passcode 85708382, international
Webcast:	http://investor.constantcontact.com/(live and replay)
About Constant Contact, Inc.
Constant Contact’s email marketing, social media marketing, event marketing and online survey tools help small organizations grow their businesses by building stronger customer relationships. More than 350,000 small businesses, nonprofits, and member associations worldwide rely on Constant Contact’s easy-to-use, affordable online tools to create and deliver personalized, professional communications that engage casual customers, members, prospects, and passionate customers wherever they congregate online — from their email inboxes to their social networks. All Constant Contact products come with unmatched education, training and personal coaching services, and award-winning technical support. Founded in 1995, Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices in Waltham, Mass.; Loveland, Colo.; and Delray, Fla.; and a San Francisco office scheduled to open in 2010. Learn more at www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s growth potential for 2010 and beyond, the company’s ability to help small businesses use social media marketing, the company’s market opportunity and differentiation from competitors, the company’s ability to increase average revenue per email marketing customer and the company’s financial guidance for the third quarter of 2010 and full year 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Melissa Ayres
Constant Contact
(781) 370-8602
mayres@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue	$42,455	$30,955	$81,936	$59,073
Cost of revenue	12,686	8,897	24,402	17,026

Gross profit	29,769	22,058	57,534	42,047

Operating expenses:
Research and development	5,943	4,525	11,564	8,671
Sales and marketing	20,217	14,281	38,921	28,112
General and administrative	4,604	3,373	8,903	6,518

Total operating expenses	30,764	22,179	59,388	43,301

Loss from operations	(995)	(121)	(1,854)	(1,254)

Interest income	85	160	168	286

Net (Loss) income	$(910)	$39	$(1,686)	$(968)

Net (Loss) income per share: basic	$(0.03)	$0.00	$(0.06)	$(0.03)
Net (Loss) income per share: diluted	$(0.03)	$0.00	$(0.06)	$(0.03)

Weighted average shares outstanding used in computing per share amounts: basic	28,652	28,207	28,554	28,175

Weighted average shares outstanding used in computing per share amounts: diluted	28,652	29,421	28,554	28,175

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net (Loss) income	$(910)	$39	$(1,686)	$(968)

Subtract:
Interest income	85	160	168	286

Loss from operations	(995)	(121)	(1,854)	(1,254)

Add back:
Depreciation and amortization	2,840	1,998	5,464	3,761
Stock-based compensation expense	1,981	1,239	3,716	2,312

Adjusted EBITDA	$3,826	$3,116	$7,326	$4,819

Divide by:
Revenue	$42,455	$30,955	$81,936	$59,073

Adjusted EBITDA margin	9.0%	10.1%	8.9%	8.2%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net (loss) income	$(910)	$39	$(1,686)	$(968)
Add back:
Stock-based compensation expense	1,981	1,239	3,716	2,312

Non-GAAP net income	$1,071	$1,278	$2,030	$1,344

Non-GAAP net income per share: diluted	$0.04	$0.04	$0.07	$0.05
Weighted average shares outstanding used in computing per share amounts	30,034	29,421	29,819	29,385
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$4,781	$3,261	$11,233	$9,596
Subtract:
Acquisition of property and equipment	(4,062)	(4,291)	(8,350)	(9,997)

Free cash flow	$719	$(1,030)	$2,883	$(401)

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	June 30,	December 31,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$33,279	$59,822
Marketable securities	82,706	53,280
Accounts receivable, net	59	53
Prepaid expenses and other current assets	4,694	3,420

Total current assets	120,738	116,575

Property and equipment, net	26,842	23,891
Restricted cash	750	750
Goodwill	5,068	—
Acquired intangible assets, net	970	—
Other non-current assets	272	272

Total assets	$154,640	$141,488

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,828	$5,806
Accrued expenses	7,528	7,211
Deferred revenue	23,624	20,341

Total current liabilities	38,980	33,358

Long-term accrued rent	2,758	3,162

Total liabilities	41,738	36,520

Stockholders’ equity
Common stock	290	284
Additional paid-in capital	160,344	150,716
Accumulated other comprehensive income	26	40
Accumulated deficit	(47,758)	(46,072)

Total stockholders’ equity	112,902	104,968

Total liabilities and stockholders’ equity	$154,640	$141,488

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net loss	$(1,686)	$(968)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,464	3,761
Amortization (accretion) of premium (discount) on investments	11	(36)
Stock-based compensation expense	3,716	2,312
Recovery of bad debts	(4)	(4)
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	(2)	(45)
Prepaid expenses and other current assets	(1,262)	295
Other assets	—	5
Accounts payable	2,022	(1,211)
Accrued expenses	95	1,057
Deferred revenue	3,283	3,245
Long-term accrued rent	(404)	1,185

Net cash provided by operating activities	11,233	9,596

Cash flows from investing activities
Purchases of marketable securities	(63,746)	(33,735)
Proceeds from maturities of marketable securities	34,295	—
Increase in restricted cash	—	(442)
Payment for acquisition, net of cash acquired	(2,225)	—
Acquisition of property and equipment	(8,350)	(9,997)

Net cash used in investing activities	(40,026)	(44,174)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	1,860	243
Proceeds from issuance of common stock pursuant to employee stock purchase plan	390	283

Net cash provided by financing activities	2,250	526

Net decrease in cash and cash equivalents	(26,543)	(34,052)
Cash and cash equivalents, beginning of period	59,822	73,243

Cash and cash equivalents, end of period	$33,279	$39,191

Supplemental disclosure of non-cash financing activities
Issuance of common stock in connection with the acquisition of NutshellMail	$3,603	$—